AMENDMENT NO. 4

TO

CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 (this "Amendment") is entered into as of August ___, 2006, by and among OBLIO TELECOM, INC., a Delaware corporation ("Oblio"), each of its direct and indirect subsidiaries signatory hereto (Oblio and each such subsidiary are referred to, individually and collectively, jointly and severally as the "Borrower"), the other Credit Parties signatory hereto and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the "Lender").

BACKGROUND

Borrower and Lender entered into a Credit and Security Agreement dated as of August 12, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations.

The Borrower has requested that Lender make certain amendments to the Loan Agreement, and Lender is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

(a) Paragraphs 1 and 2 of Annex 1 to the Loan Agreement are hereby amended in their entirety to read as follows:

"1) Minimum EBITDA

Subject to Section 3 of Amendment No. 4, Borrower shall maintain for each Test Period set forth below EBITDA of not less than the amount set forth below opposite such period:

Period:		Minimum EBITDA:
For the three (3) month period		$1,150,000

BWC

ending November 30, 2005		
For the four (4) month period ending December 31, 2005		$1,490,000
For the five (5) month period ending January 31, 2006		$1,830,000
For the six (6) month period ending February 28, 2006		$2,170,000
For the one (1) month period ending March 31, 2006		$500,000
For the two (2) month period ending April 30, 2006		$1,000,000
For the three (3) month period ending May 31, 2006		$1,500,000
For the four (4) month period ending June 30, 2006		$1,775,000
For the five (5) month period ending July 31, 2006		$2,150,000
For the six (6) month period ending August 31, 2006		$2,525,000
For the seven (7) month period ending September 30, 2006		$2,900,000
For the eight (8) month period ending October 31, 2006		$5,250,000
For the nine (9) month period ending November 30, 2006		$6,000,000
For the ten (10) month period ending December 31, 2006		$6,750,000
For the eleven (11) month period ending January 31, 2007		$7,500,000
For the twelve (12) month period ending February 28, 2007		$8,250,000

Blue

For the twelve (12) month period ending March 31, 2007 and for the Test Periods ending on each subsequent month thereafter		$9,000,000

"2) Fixed Charge Coverage Ratio (EBITDA/Fixed Charges)

Subject to Section 3 of Amendment No. 4, Borrower shall maintain (x) prior to the repayment in full in cash of the Term Loan Facilities for each Test Period set forth below a Fixed Charge Coverage Ratio of not less than the ratio set forth below opposite such period and (y) upon the repayment in full of the Term Loan Facilities and for the Test Periods ending on each subsequent month thereafter, a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0:

Period:		Fixed Charge Coverage Ratio:
For the one (1) month period ending March 31, 2006		0.95 to 1.0
For the two (2) month period ending April 30, 2006		1.0 to 1.0
For the three (3) month period ending May 31, 2006		1.0 to 1.0
For the four (4) month period ending June 30, 2006		0.80 to 1.0
For the five (5) month period ending July 31, 2006		0.80 to 1.0
For the six (6) month period ending August 31, 2006		0.75 to 1.0
For the seven (7) month period ending September 30, 2006		0.75 to 1.0
For the eight (8) month period ending October 31, 2006		1.2 to 1.0
For the nine (9) month period ending November 30, 2006		1.2 to 1.0
For the ten (10) month period		1.2 to 1.0

ending December 31, 2006		
For the eleven (11) month period ending January 31, 2007		1.2 to 1.0
For the twelve (12) month period ending February 28, 2007 and for the Test Periods ending on each subsequent month thereafter until the repayment in full of the Term Loan Facilities		1.2 to 1.0"

(b) The definition of EBITDA in Annex I to the Loan Agreement is hereby amended by amending clause (f) thereof in its entirety to read as follows:

> "(f) loss from any sale of assets, excluding losses from the sale of assets in the ordinary course of business but including any loss from the sale of BRAVO branded handsets and assembly units up to an aggregate amount not to exceed $210,000, all of the foregoing determined in accordance with GAAP."

(c) Appendix A to the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order to provide as follows:

> "Amendment No. 4" shall mean Amendment No. 4 to Credit and Security Agreement dated as of August _, 2006.
>
> "Amendment No. 4 Effective Date" shall mean August __, 2006.

3. Rescission of Amendments to Financial Covenants. Reference is made to that certain proposal letter dated as of July 28, 2006 (the "Proposal Letter") by and among Titan Global Holdings, Inc. ("Titan") and Lender, pursuant to which Lender proposes to provide financing (the "New Financing") to Titan for the purpose, among other things, of refinancing in full the Obligations. In the event (i) the closing conditions set forth in the Proposal Letter are not satisfied as and when required therein or (ii) the New Financing fails to close or the Proposal Letter is terminated for any reason, then the amendments to the Minimum EBITDA and Fixed Charge Coverage Ratio covenants set forth in Section 2(a) of Amendment No. 4 shall be rescinded and Paragraphs 1 and 2 of Annex 1 to the Loan Agreement as in effect immediately prior to the Amendment No. 4 Effective Date shall immediately and automatically be restored and be in effect.

4. Conditions of Effectiveness. This Amendment shall become effective upon Lender's receipt of the following items in form and substance satisfactory to Lender and its counsel:

(a) four (4) copies of this Amendment duly executed by Borrower;

(b) an amendment fee equal to $50,000 which fee shall be non-refundable and fully earned on the Amendment No. 4 Effective Date and which amount shall be paid by Lender by charging Borrower's account with an Advance for such amount;

(c) Borrower shall pay all costs, fees and expenses of Lender (including the reasonable costs, fees and expenses of Lender's in-house and outside counsel) incurred by Lender in connection with the negotiation, preparation and closing of this Amendment No. 4; and

(d) such other certificates, instruments, documents and agreements as may be required by Lender or its counsel.

5. Representations and Warranties.

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement and the other Loan Documents to which it is a party to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement or any other Loan Document to which it is a party.

6. Effect on the Loan Agreement.

(a) Upon the effectiveness of Sections 4 hereof, each reference in the Loan Agreement or any other Loan Document to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement or the applicable Loan Documents as amended hereby.

(b) Except as specifically amended herein, the Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other Loan Documents.

7. Release. Each Credit Party, both individually and on behalf of its Affiliates, hereby releases, remises, acquits and forever discharges Lender and its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related

BMC

corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to the Loan Agreement, this Amendment and the other Loan Documents (all of the foregoing hereinafter called the "Released Matters"). Each Credit Party, both individually and on behalf of its Affiliates, acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Credit Party agrees to indemnify and hold harmless the Released Parties with respect to any action brought on behalf of any of its Affiliates with respect to any of the Released Matters.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions. Any judicial proceeding against Borrower with respect to the Obligations, any Loan Document (including this Amendment) or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland. Any judicial proceedings against Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland. All parties acknowledge that they participated in the negotiation and drafting of this Agreement with the assistance of counsel and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has duly executed this Amendment No. 4 as of the date first written above.

CAPITALSOURCE FINANCE LLC

By:__________________________
Name:
Its:

OBLIO TELECOM, INC.

By: [signature]
Name: Bryan M Chance
Its: CFO

PINLESS, INC.

By: [signature]
Name: Bryan M Chance
Its: CFO

ACKNOWLEDGED AND AGREED:

TITAN GLOBAL HOLDINGS, INC.

By: [signature]
Name: Bryan M Chance
Title: CFO

FARWELL EQUITY PARTNERS, LLC

By: [signature]
Name: DAVID M MARKS
Its: Managing Member.